UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 8, 2008
(Date of report; date of
earliest event reported)
Commission file number: 1-3754
GMAC LLC
(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
200 Renaissance Center
P.O. Box 200 Detroit, Michigan
48265-2000
(Address of principal executive offices)
(Zip Code)
(313) 556-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On April 8, 2008, GMAC LLC (GMAC) announced that it is implementing a plan related to GMACI Holdings LLC (GMACI), the holding company for its insurance operations, in the interest of maintaining the current financial strength rating for the GMAC Insurance Group of companies, including Motors Insurance Corporation. A.M. Best Co. placed the current rating of A- (Excellent) under review with negative implications on February 27, 2008. The plan contemplates a dividend by GMAC of 100% of the voting interest of GMACI to the current holders of GMAC’s common membership equity, which include FIM Holdings LLC, which is controlled by Cerberus FIM Investors, LLC, and subsidiaries of General Motors Corporation. The dividend will be pro rata in accordance with the current common equity ownership percentages held by these entities. GMAC will continue to hold 100% of the economic interests in GMACI. The plan is subject to internal and regulatory approvals, and even if implemented there can be no assurances that it would result in maintaining the current rating.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMAC LLC (Registrant)
Dated: April 8, 2008	/s/ David J. DeBrunner
David J. DeBrunner
Vice President, Chief Accounting Officer and Controller